China Opportunity Acquisition Corp.

(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

China Opportunity Acquisition Corp.

We have audited the accompanying balance sheets of China Opportunity Acquisition Corp. (a corporation in the development stage) as of March 26, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the periods from January 1, 2007 to March 26, 2007, August 7, 2006 (inception) to December 31, 2006, and from August 7, 2006 (inception) to March 26, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Opportunity Acquisition Corp. as of March 26, 2007 and December 31, 2006, and the results of its operations and its cash flows for the periods from January 1, 2007 to March 26, 2007, August 7, 2006 (inception) to December 31, 2006, and from August 7, 2006 (inception) to March 26, 2007 in conformity with United States generally accepted accounting principles.

/s/ WithumSmith+Brown, P.C.
WithumSmith+Brown, P.C.
New Brunswick, New Jersey
March 28, 2007

China Opportunity Acquisition Corp.

(a corporation in the development stage)

Balance Sheets

	March 26, 2007	December 31, 2006
ASSETS
Current Assets:
Cash	$709,663	$26,699
Cash held in trust	34,560,000	—
Prepaid expenses	8,831	—
Total current assets	35,278,494	26,699
Deferred offering costs	—	142,707
Total assets	$35,278,494	$169,406
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$138,868	$21,000
Deferred underwriters’ fees	360,000	—
Note payable to stockholder	125,000	125,000
Total current liabilities	623,868	146,000
Common stock, subject to possible conversion, 2,399,400 shares at conversion value	13,820,544	—
Commitments
Stockholders’ equity
Preferred stock, $.0001 par value
Authorized 1,000,000 shares; none issued	—	—
Common stock, $.0001 par value. Authorized 30,000,000 shares; issued and outstanding 7,500,000 shares (which includes 2,399,400 shares subject to possible conversion) and 1,500,000 shares at March 26, 2007 and December 31, 2006, respectively	750	150
Additional paid-in capital	20,850,858	24,850
Deficit accumulated during the development stage	(17,526)	(1,594)
Total stockholders’ equity	20,834,082	23,406
Total liabilities and stockholders’ equity	$35,278,494	$169,406

See notes to Financial Statements.

China Opportunity Acquisition Corp.

(a corporation in the development stage)

Statements of Operations

	Period from August 7, 2006 (inception) to March 26, 2007	Period from January 1, 2007 to March 26, 2007	Period from August 7, 2006 (inception) to December 31, 2006
Formation costs	$1,594	$—	$1,594
Trustee fees	4,169	4,169	—
Management fees	1,694	1,694	—
State franchise taxes	9,846	9,846	—
Miscellaneous expenses	223	223	—
Operating loss	(17,526)	(15,932)	(1,594)

Net loss	$(17,526)	$(15,932)	$(1,594)

Weighted average shares outstanding	1,525,862	1,570,588	1,500,000
Basic and diluted net loss per share	$(.01)	$(.01)	$(0.00)

See notes to Financial Statements.

China Opportunity Acquisition Corp.

(a corporation in the development stage)

Statement of Changes in Stockholders’ Equity

			Additional	Deficit Accumulated During the	Total
	Common Stock		paid-in	Development	Stockholders’
	Shares	Amount	capital	Stage	Equity
Common shares issued August 7, 2006 at $.0167 per share	1,500,000	$150	$24,850	$—	$25,000
Net Loss	—	—	—	(1,594)	(1,594)
Balance at December 31, 2006	1,500,000	150	24,850	(1,594)	23,406
Sale of 6,000,000 units at $6.00 per share, net of underwriters’ discount and offering expenses (2,399,400 shares subject to possible redemption)	6,000,000	600	33,286,452	—	33,287,052
Proceeds from issuance of underwriters’ option	—	—	100	—	100
Proceeds subject to possible conversion of 2,399,400 shares	—	—	(13,820,544)	—	(13,820,544)
Sale of 2,266,667 warrants to initial stockholders	—	—	1,360,000	—	1,360,000
Net loss for the period ended March 26, 2007	—	—	—	(15,932)	(15,932)
Balance March 26, 2007	7,500,000	$750	$20,850,858	$(17,526)	$20,834,082

See notes to Financial Statements

China Opportunity Acquisition Corp.

(a corporation in the development stage)

Statements of Cash Flows

	Period from August 7, 2006 (inception) to March 26, 2007	Period from January 1 2007 to March 26, 2007	Period from August 7, 2006 (inception) to December 31, 2006

Cash flow from operating activities
Net loss	$(17,526)	$(15,932)	$(1,594)
Increase in prepaid expenses	(8,831)	(8,831)	—
Increase in accrued expenses	11,550	11,550	—
Net cash used by operating activities	(14,807)	(13,213)	(1,594)
Cash flows from investing activities
Cash held in trust	(34,560,000)	(34,560,000)	—
Net cash used in investing activities	(34,560,000)	(34,560,000)	—
Cash flows from financing activities
Gross proceeds from public offering	36,000,000	36,000,000	—
Proceeds from underwriters’ purchase option	100	100	—
Proceeds from note payable, stockholder	125,000	—	125,000
Proceeds from sale of common shares	25,000	—	25,000
Proceeds from issuance of warrants	1,360,000	1,360,000
Payment of costs of public offering	(2,225,630)	(2,103,923)	(121,707)
Net cash provided by financing activities	35,284,470	35,256,177	28,293
Net increase in cash	709,663	682,964	26,699
Cash at beginning of period	—	26,699	—
Cash at end of period	$709,663	$709,663	$26,699
Supplemental schedule of non-cash financing activity:
Accrual of offering costs	$127,318	$106,318	$21,000
Deferred underwriters’ fees	360,000	360,000	—
Total	$487,318	$466,318	$21,000

See notes to Financial Statements

1.	Organization and Business Operations

China Opportunity Acquisition Corp. (the “Company”) was incorporated in Delaware on August 7, 2006 as a blank check company whose objective is to acquire, through a stock exchange, asset acquisition or other similar business combination, an operating business, or control of such operating business through contractual arrangements, that has its principal operations located in the People’s Republic of China.

At March 26, 2007, the Company had not yet commenced any operations. All activity through March 26, 2007 relates to the Company’s formation and the public offering described below. The Company has selected December 31 as its fiscal year-end.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective March 20, 2007. The Company consummated the offering on March 26, 2007 and received net proceeds of $33,287,152 (Note 2). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a business combination with an operating business that has its principal operations located in the People’s Republic of China (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Offering, management has agreed that an amount of $34,560,000, which includes $1,360,000 relating to the sale of Insider Warrants (as defined below) and $360,000 deferred payment to EarlyBirdCapital, Inc. (“EBC”) and Legend Merchant Group Inc., the underwriters in the Offering (“Underwriters”), of the net proceeds is being held in a trust account (“Trust Fund”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The Company’s Chairman has agreed that he will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered contracted for or products sold to the Company. However, there can be no assurance that he will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust

Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, if the Company is unable to consummate a Business Combination by the one year anniversary of the effective date of the Offering, up to an aggregate of $250,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 40% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 1,500,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares into cash. The per share conversion price will equal the amount in the Trust Fund, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 39.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per-share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders.

The Company’s Certificate of Incorporation was amended prior to the Offering to provide that the Company will continue in existence only until March 20, 2009. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Offering discussed in Note 2).

Concentration of Credit Risk

It is the Company’s practice to place its cash in a checking account and money market account with one major banking institution. Certain amounts of such funds are not insured by the Federal Deposit Insurance Corporation. However, the Company considers its credit risk associated with cash to be minimal

Income taxes

Deferred income taxes are provided for the differences between bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Loss per Share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

The effect of the 12,000,000 warrants outstanding issued in connection with the public offering, the 2,266,667 outstanding warrants issued in connection with the private placement and the 600,000 units included in the underwriters purchase options has not been considered in diluted loss per share calculations since the effect of such warrants would be antidilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Effect of Recent Accounting Pronouncements

In June 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 prescribes the recognition threshold and measurement criteria for determining the tax benefit amounts to recognize in the financial statements. This interpretation is effective for fiscal years beginning after December 15, 2006. We are evaluating the potential impact of adopting this interpretation on our future results of operations, financial position and cash flows.

In September 2006, the SEC issued SAB 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 requires analysis of misstatements using both an income statement (rollover) approach and a balance sheet (iron curtain) approach in assessing materiality and provides for a one-time cumulative effect transition adjustment. SAB 108 is effective for our fiscal year 2007 annual financial statements. We do not expect the adoption of this statement to have a material impact on our results of operations, financial position or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for fiscal years beginning after November 15, 2007. We are evaluating whether adoption of this statement will result in a change to our fair value measurements.

In September 2006, the FASB issued “Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (an amendment of FASB Statements No. 87, 88, 106, and 132R)”, which will require employers to fully recognize the obligations associated with single-employer defined benefit pension, retiree healthcare and other postretirement plans in their financial statements. Under past accounting standards, the funded status of an employer’s postretirement benefit plan (i.e., the difference between the plan assets and obligations) was not always completely reported in the balance sheet. Past standards only required an employer to disclose the complete funded status of its plans in the notes to the financial statements. SFAS No. 158 applies to plan sponsors that are public and private companies and nongovernmental not-for-profit organizations. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective for fiscal years ending after December 15, 2006, for entities with publicly traded equity securities, and at the end of the fiscal year ending after June 15, 2007, for all other entities. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. Since the Company does not have a defined benefit plan or post-retirement plan, the Company does not expect that the adoption of SFAS No. 158 will have a significant impact on the consolidated results of operations or financial position of the Company.

In February 2007, the FASB issued SFAS No. 159, “Establishing the Fair Value Option for Financial Assets and Liabilities” to permit all entities to choose to elect to measure eligible financial instruments at fair value. The decision whether to elect the fair value option may occur for each eligible item either on a specified election date or according to a preexisting policy for specified types of eligible items. However, that decision must also take place on a date on which criteria under SFAS 159 occurs. Finally, the decision to elect the fair value option shall be made on an instrument-by-instrument basis, except in certain circumstances. An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred and not deferred. SFAS No. 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an entity that has also elected to apply the provisions of SFAS No. 157, Fair Value Measurements. An entity is prohibited from retrospectively applying SFAS No. 159, unless it chooses early adoption. SFAS No. 159 also applies to eligible items existing at November 15, 2007 (or early adoption date).

2.	Initial Public Offering

On March 26, 2007, the Company sold 6,000,000 Units in the Offering at a price of $6.00 per Unit. Each Unit consists of one share of the Company’s common stock and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination or March 20, 2008 and expiring March 19, 2011. The Company may redeem the Warrants, with the prior consent of EBC, at a price of $.01 per Warrant upon 30 days’ notice while the Warrants are exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. If the Company redeems the Warrants as described above (except for the “Insider Warrants” described below in Note 5), management will have the option to require any holder that wishes to exercise his Warrant to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering his Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants. In accordance with the warrant agreement relating to the Warrants sold and issued in the Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise.

Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company agreed to pay the underwriters in the Offering an underwriting discount of 5.5% of the gross proceeds of the Proposed Offering and a non-accountable expense allowance of 0.5% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 1.0% of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination. The Company also issued a unit purchase option, for $100, to EBC to purchase 600,000 Units at an exercise price of $6.60 per Unit. The Units issuable upon exercise of this option are identical to the Units being offered in the Proposed Offering. The Company has accounted for the fair value of the unit purchase option, inclusive of the receipt of the $100 cash payment, as an expense of the Offering resulting in a charge directly to stockholders’ equity. The Company has determined that the fair value of this unit purchase option is approximately $2,259,000 ($3.77 per Unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 75%, (2) risk-free interest rate of 4.8% and (3) expected life of 5 years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

3.	Private Placement

The Company’s officers and directors have purchased a total of 2,266,667 Warrants (“Insider Warrants”) at $0.60 per Warrant (for an aggregate purchase price of $1,360,000) privately from the Company. The purchases took place simultaneously with the consummation of the Offering. All of the proceeds received from the purchases have been placed in the Trust Fund. The Insider warrants purchased by such purchasers are identical to the Warrants included in the Units that were offered in the Offering except that if the Company calls the Warrants for redemption, the Insider Warrants will not be called so long as the Warrants continue to be held by such insider purchasers or their affiliates. Furthermore, the purchasers have agreed that the Insider Warrants will not be sold or transferred by them until after the Company has completed a Business Combination.

The Initial Stockholders and the holders of the Insider Warrants (or underlying securities) will be entitled to registration rights with respect to their founding shares or Insider Warrants (or underlying securities) pursuant to an agreement that was signed March 26, 2007. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of a Business Combination. The holders of the Insider Warrants (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Insider Warrants (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

4.	Deferred Offering Costs

Deferred offering costs consists principally of legal, accounting and underwriting fees incurred through the balance sheet date that are directly related to the Offering and were charged to stockholders’ equity upon the completion of the Offering.

5.	Note Payable, Stockholder

The Company issued a $125,000 principal amount unsecured promissory note to an officer on August 9, 2006. The note is non-interest bearing and is payable on the earlier of September 1, 2007 or the consummation of the Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

6.	Income Taxes

Deferred income tax assets and liabilities are computed for differences between the financial statements and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Significant components of the Company’s deferred tax assets are as follows:

	March 26, 2007	December 31, 2006
Expenses deferred for income tax purposes	$5,959	$542
Less: valuation allowance	(5,959)	(542)
Total	$—	$—

The effective tax rate differs from the statutory rate of 34% principally due to the increase in the valuation allowance.

7.	Commitments

The Company presently occupies office space provided by an affiliate of the Company’s chairman of the board and chief executive officer. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Offering.

Pursuant to letter agreements dated as of August 15, 2006 with the Company and the underwriter, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

EBC has been engaged by the Company to act as the Company’s non exclusive investment banker in connection with a proposed Business Combination. For assisting the Company in structuring and negotiating the terms of a Business Combination, the Company will pay EBC a cash transaction fee equal to 1% of the total consideration paid in connection with the Business Combination, with a maximum fee to be paid of $360,000. Additionally, the Company has paid the fees and issued the securities to the underwriters in the Offering as described in Note 2 above.

8.	Common stock subject to possible conversion

The Company is required to obtain shareholder approval for any business combination of a target business. In the event that public shareholders owning 40% or more of the ordinary shares sold in Public Offering vote against a Business Combination, the Company will not proceed with a Business Combination if the public shareholders exercise their conversion rights. That is, the Company can still effect a Business Combination if the public shareholders owning up to approximately 39.99% of the ordinary shares sold in the Public Offering exercise their conversion rights.

This conversion obligation with respect to up to 39.99% of the ordinary shares sold in the Offering will exist regardless of how a Business Combination is structured. That is, the Company would be required to convert up to an amount equal to the product of approximately 39.99% of the 6,000,000 ordinary shares sold in the Offering (or 2,399,400 ordinary shares) multiplied by an initial cash per-share conversion price of $5.76. The actual per-share conversion price will be equal to the quotient of the amount in the Trust Account plus all accrued interest not previously released to the Company, as of two business days prior to the proposed consummation of the Business Combination, divided by 6,000,000 ordinary shares.

Accordingly, under the provision of EITF D-98, Classification and Measurement of Redeemable Securities , the Company has classified 39.99% of the net proceeds from the Offering, or $13,820,544 outside permanent equity.

9.	Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

10.	Common Stock	At March 26, 2007, 16,066,667 shares of common stock were reserved for issuance upon exercise of Insider Warrants, redeemable warrants and the underwriters’ unit purchase option.